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                                                                    EXHIBIT 99.1


   CENTIGRAM COMMUNICATIONS ANNOUNCES DATE FOR SPECIAL MEETING OF STOCKHOLDERS


         San Jose, California - June 30, 2000 - Centigram Communications Corporation (NASDAQ: CGRM-NEWS) announced that the special meeting of Centigram stockholders to consider and approve the acquisition of Centigram by ADC pursuant to the Agreement and Plan of Merger dated as of June 9, 2000, will be held on July 26, 2000 at Centigram's principal office located at 91 East Tasman Drive, San Jose, California 95134 at 9:00 a.m., local time. Centigram has today filed with the Securities and Exchange Commission a definitive proxy statement relating to the special meeting.


CENTIGRAM COMMUNICATIONS CORPORATION

         Centigram Communications Corporation (NASDAQ: CGRM-NEWS) is a leading global provider for internet-enabled call management, WAP-based messaging and unified communication services to mobile and landline telecom service providers. Leveraging its expertise in voice messaging, call processing and IP-enabled multimedia messaging, Centigram is delivering next-generation communication services that enable the transmission of voice, text and multimedia content to wireless and wireline phones, PCs and WAP-enabled devices. Centigram delivers these services on the highly integrated Series 6 platform and the Centigram Short Messaging Service Center. Centigram is headquartered at 91 East Tasman Drive, San Jose, California 95134. Phone (408) 944-0250, Fax (408) 428-3732 or
web http://www.centigram.com. Centigram has sales and support offices in North America, Europe, Asia, Latin America and Australia.

         This press release contains forward-looking statements regarding Centigram. Actual results could differ materially from those projected in any forward-looking statements. The statements could be affected by Centigram's "Sales and Distribution" and other risks as reflected in its Annual Report on Form 10-K for fiscal year ended October 30, 1999, or its Quarterly Reports on Form 10-Q for the quarters ended January 29 and April 29, 2000, filed with the Securities and Exchange Commission. In addition, Centigram's future success will depend in part upon the ability of the company to continue to introduce new features and products as the company's markets evolve, new technologies become available, and customers demand additional functionality.

         Centigram is a registered trademark of Centigram Communications Corporation. All other trademarks and registered trademarks are the property of their respective owners.

         Contact: Centigram Communications Corporation, Marcia Speece,
(408) 944-0250.